Exhibit 99.1

Rigetti Computing Reports Third Quarter 2026 Financial Results

Achieves 99.5% Median Two-Qubit Fidelity on 108-Qubit System, Further Validating Chiplet-Based QPU Architecture

BERKELEY, Calif., November 10, 2026 -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced financial results for the third quarter ended September 30, 2026 and provided an update on recent business and technology milestones.

Third Quarter 2026 Financial Highlights

●	Total revenues for the three months ended September 30, 2026 were $1.4 million.
●	Total revenues for the nine months ended September 30, 2026 were $10.9 million, compared with $5.2 million for the first nine months of 2025, representing growth of approximately 110%.
●	Operating loss for the three months ended September 30, 2026 was $33.2 million.
●	For the three months ended September 30, 2026, GAAP net loss was $3.1 million and non-GAAP net loss was $20.5 million.
●	For the three months ended September 30, 2026, GAAP diluted net loss per share was $0.08 and non-GAAP diluted net loss per share was $0.06.
●	As of September 30, 2026, cash, cash equivalents and available-for-sale investments totaled $497.1 million. The Company had no debt.
●	Full-year outlook: 2026 revenue expected to be approximately $20 million, up significantly from 2025, assuming C-DAC customer acceptance and associated revenue recognition in the fourth quarter.

Management Commentary

“Rigetti delivered meaningful progress during the third quarter across system performance, technology development and strategic execution,” said Dr. Subodh Kulkarni, Rigetti CEO. “Our Cepheus-1-108Q system achieved our goal of 99.5% median two-qubit gate fidelity, demonstrating continued performance improvement at the 100-plus-qubit level and further validating our chiplet-based approach to scaling superconducting quantum computers.

“We also signed a definitive $100 million agreement with the U.S. Department of Commerce,” Dr. Kulkarni continued. “Building on the progress achieved this quarter, our next major system objective is to demonstrate a 300-plus-qubit system with approximately 99.7% median two-qubit gate fidelity and gate speeds below 60 nanoseconds by mid-2028.

Rigetti ended the third quarter of 2026 with a strong cash position and no debt, providing flexibility to continue investing in its technology roadmap and customer opportunities.

Business, Strategic and Technology Updates

Technology Performance and Roadmap

●	Rigetti’s superconducting systems continuously achieve gate speeds of 50-70 nanoseconds, which is about 10,000 times faster than trapped-ion systems and 100 times faster than neutral-atom systems.
●	Cepheus-1-108Q achieved 99.5% median two-qubit gate fidelity, meeting its performance milestone and further validating the Company’s chiplet architecture.
●	Cepheus-1-108Q achieved 99.6% median two-qubit gate fidelity on an 80 qubit sublattice and 99.7% median two-qubit gate fidelity on a 50 qubit sublattice.
●	Cepheus-1-108Q is based on 12 interconnected 9-qubit chiplets. The performance improvement reflects work across chip design, materials, fabrication, calibration and system engineering while preserving the Company’s modular architecture.

●	Rigetti is targeting a 300-plus-qubit system with approximately 99.7% median two-qubit gate fidelity and gate speeds below 60 nanoseconds by mid-2028. The system is expected to have a larger qubit count per chiplet, faster readout and expanded cryogenic capacity.
●	Rigetti continues to target a path toward systems with approximately 1,000 qubits, approximately 99.9% two-qubit gate fidelity, and gate speeds below 50 nanoseconds within approximately three years. The Company believes this combination of scale, fidelity and speed could provide a platform for demonstrating quantum advantage.
●	For the 1,000+ qubit system, Rigetti plans to increase the density of qubits in a single fridge as opposed to networking multiple fridges together. The Company believes this approach enables higher performance at a lower cost on the path toward building systems with thousands, and eventually tens of thousands, of qubits.
●	In support of its roadmap, the Company has continued investing in dilution refrigeration capacity and related infrastructure that can support higher-qubit-count systems. Rigetti believes its chiplet-based and open modular architecture provides a practical framework for scaling over time.

Definitive Agreement with the U.S. Department of Commerce

●	In September 2026, Rigetti signed a definitive agreement with the U.S. Department of Commerce for an award of up to $100 million under the CHIPS Research and Development Office Broad Agency Announcement pursuant to the CHIPS Act.
●	The award supports three research and development programs focused on miniaturized readout electronics, expanded cryogenic capacity through a new cryostat architecture, and fabrication capabilities for high-connectivity chip architectures. As a condition of the award, the Department received a minority, non-controlling equity stake in Rigetti.

Conference Call and Webcast

Rigetti will host a conference call today, November 10, 2026, at 5:00 pm ET, or 2:00 pm PT, to discuss its third quarter 2026 financial results.

A live audio webcast of the conference call will be available at https://edge.media-server.com/mmc/p/83k45ubv or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register-conf.media-server.com/register/BI3d578e1c33714315baae79132e216c8c. Once registered, you will receive dial-in numbers and a unique PIN. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. Rigetti quantum computers are based on superconducting qubits, which are widely believed to be the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. Rigetti quantum computing systems achieve gate speeds of 50-70 nanoseconds, which is about 10,000 times faster than trapped-ion systems and 100 times faster than neutral-atom systems.

Rigetti sells on-premises 9-qubit to 108-qubit quantum computing systems, which support national laboratories and quantum computing centers. Rigetti’s Cepheus 36-qubit to 108-qubit systems are based on the Company’s proprietary chiplet-based technology and include the Company’s control electronics. Rigetti’s 9-qubit Novera QPU supports a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems.

The Company operates quantum computers over the cloud through its Rigetti Quantum Cloud Services (QCS) platform, enabling global enterprise, government, and research clients to pursue R&D. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing.

Rigetti developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. Leveraging this proprietary technology, Rigetti deployed the industry’s largest multi-chip quantum computer in 2026 with Cepheus-1-108Q, based on twelve 9-qubit chiplets tiled together. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

Non-GAAP Financial Measures

To supplement Rigetti’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders-basic and non-GAAP net loss per share attributable to common stockholders-diluted. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. Non-GAAP net loss is defined as GAAP net loss excluding stock-based compensation expenses, change in fair value of derivative warrant liabilities and change in fair value of earn-out liabilities, non-GAAP net loss per share attributable to common stockholders-basic is defined as non-GAAP net loss divided by the weighted average shares used to compute net loss per share attributable to common stockholders-basic and non-GAAP net loss per share attributable to common stockholder-diluted is defined as non-GAAP net loss divided by the weighted average shares used to compute net loss per share attributable to common stockholders-diluted. The Company excludes stock-based compensation expenses, change in fair value of derivative warrant liabilities and change in fair value of earn-out liabilities from non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders-basic and non-GAAP net loss per share attributable to common stockholders-diluted, primarily because these are non-cash items that the Company believes are not reflective of ongoing operating results and such items may not be comparable from period to period due to changes in the fair market value of the Company’s common stock, which is influenced by external factors such as the volatility of public markets and the performance of the Company’s peers. These non-GAAP financial measures, which are included in this press release and which may be referred to on the conference call discussing the Company’s third quarter financial results, are provided as supplemental information to the financial measures presented in this press release and discussed on the conference call that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure, please refer to the reconciliation tables at the end of this press release.

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including the target of a 300-plus-qubit system with approximately 99.7% median two-qubit gate fidelity and gate speeds below 60 nanoseconds by mid-2028, with the expectation of having a larger qubit count per chiplet, faster readout, and expanded cryogenic capacity; the target of a system with approximately 1,000 qubits, approximately 99.9% two-qubit gate fidelity, and gate speeds below 50 nanoseconds within approximately three years; the belief that that combination of scale, fidelity, and speed of the system targeted within three years could provide a platform for demonstrating quantum advantage; the belief that achieving 99.5% median two-qubit fidelity on the 108-qubit system further validates the Company’s chiplet architecture; the plans to increase the density of qubits in a single fridge as opposed to networking multiple fridges together with the belief that this approach enables higher performance at a lower cost on the path towards building systems with thousands, and eventually tens of thousands, of qubits; the belief that a chiplet-based and open modular architecture provides a practical framework for scaling over time; and the Company’s expectation that full-year 2026 revenue will be approximately $20 million, including the expected customer acceptance of the C-DAC system and associated revenue recognition in the fourth quarter of 2026. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; performance under the Other Transaction Agreement with the Department, the receipt of funding thereunder; the Company’s ability to deliver products to customers in time or at all, including actions by customers, such as controls over their facilities and cancelling orders; the timing of customer acceptance and revenue recognition for system sales, including with respect to the C-DAC system; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking

Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,799	$44,851
Available-for-sale investments - short-term	337,514	398,660
Accounts receivable	3,891	2,551
Prepaid expenses	4,714	3,186
Other current assets	14,706	5,512
Total current assets	406,624	454,760
Available-for-sale investments - long-term	113,830	146,321
Property and equipment, net	87,476	57,051
Operating lease right-of-use assets	6,407	6,411
Other assets	9,607	2,031
Total assets	$623,944	$666,574

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,870	$3,488
Accrued expenses and other current liabilities	6,876	5,582
Current derivative warrant liabilities	53,086	—
Current portion of deferred revenue	3,232	847
Current portion of operating lease liabilities	2,753	2,235
Total current liabilities	76,817	12,152
Deferred revenue, less current portion	698	698
Operating lease liabilities, less current portion	4,463	4,932
Derivative warrant liabilities	—	102,593
Total liabilities	81,978	120,375
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 342,704,604 shares issued and outstanding at September 30, 2026 and 331,282,895 shares issued and outstanding at December 31, 2025	34	33
Additional paid-in capital	1,337,893	1,316,126
Accumulated other comprehensive (loss) income	(2,370)	997
Accumulated deficit	(793,591)	(770,957)
Total stockholders’ equity	541,966	546,199
Total liabilities and stockholders’ equity	$623,944	$666,574

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,411	$1,947	$10,949	$5,220
Cost of revenue	554	1,543	6,526	3,808
Total gross profit	857	404	4,423	1,412
Operating expenses:
Research and development	25,495	15,020	66,180	43,997
Selling, general and administrative	8,548	5,933	25,442	19,478
Total operating expenses	34,043	20,953	91,622	63,475
Loss from operations	(33,186)	(20,549)	(87,199)	(62,063)
Other income (expense), net:
Interest income	4,758	5,598	15,179	10,792
Change in fair value of derivative warrant liabilities	25,291	(181,955)	49,386	(149,250)
Change in fair value of earn-out liabilities	—	(4,062)	—	2,518
Total other income (expense), net	30,049	(180,419)	64,565	(135,940)
Net loss before provision for income taxes	(3,137)	(200,968)	(22,634)	(198,003)
Provision for income taxes	—	—	—	—
Net loss	$(3,137)	$(200,968)	$(22,634)	$(198,003)
Net loss available to common stockholders used in diluted loss per share	$(28,428)	$(200,968)	$(72,020)	$(198,003)
Net loss per share attributable to common stockholders – basic	$(0.01)	$(0.62)	$(0.07)	$(0.65)
Net loss per share attributable to common stockholders – diluted	$(0.08)	$(0.62)	$(0.21)	$(0.65)
Weighted average shares used to compute net loss per share attributable to common stockholders – basic	336,411	325,024	333,911	302,807
Weighted average shares used to compute net loss per share attributable to common stockholders – diluted	338,913	325,024	337,049	302,807

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(22,634)	$(198,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,231	5,797
Stock-based compensation	20,870	12,027
Change in fair value of earn-out liabilities	—	(2,518)
Change in fair value of derivative warrant liabilities	(49,386)	149,250
Accretion of available-for-sale securities	(2,145)	(7,025)
Non-cash lease expense	1,425	1,175
Changes in operating assets and liabilities:
Accounts receivable	(1,340)	150
Prepaid expenses, other current assets and other assets	(10,425)	(1,846)
Deferred revenue	2,385	(113)
Accounts payable	2,777	569
Accrued expenses and operating lease liabilities	181	(3,105)
Net cash used in operating activities	(49,061)	(43,642)
Cash flows from investing activities:
Purchases of property and equipment	(42,598)	(14,103)
Purchases of available-for-sale securities	(229,329)	(522,605)
Maturities of available-for-sale securities	322,000	147,000
Net cash provided by (used in) investing activities	50,073	(389,708)
Cash flows from financing activities:
Proceeds from sale of common stock through At-The-Market (ATM) Offerings	—	346,719
Proceeds from sale of common stock from Quanta private placement transaction	—	35,000
Payments of offering costs	(591)	(888)
Net proceeds from tax withholdings on sell-to-cover equity award transactions	—	6,272
Proceeds from issuance of common stock upon exercise of stock options	638	1,809
Proceeds from issuance of common stock upon exercise of warrants	138	3,000
Net cash provided by financing activities	185	391,912
Effects of exchange rate changes on cash and cash equivalents	(249)	(103)
Net Increase (decrease) in cash and cash equivalents	948	(41,541)
Cash and cash equivalents – beginning of period	44,851	67,674
Cash and cash equivalents – end of period	$45,799	$26,133
Supplemental disclosures of other cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment recorded in accounts payable	6,721	1,586
Purchases of property and equipment recorded in accrued expenses	—	184
Prepayments for purchases of property and equipment recorded in other assets	(6,919)	—
Non-cash addition to operating lease right-of-use asset and liability	1,421	—
Reclassification of earn-out liabilities to additional paid-in capital for vesting of Sponsor Vesting Shares	—	43,379
Reclassification of derivative liabilities to additional paid-in capital due to exercise of Public Warrants	121	1,609
Purchases of deferred offering costs in accounts payable	139	—
Unrealized (loss) gain on short term investments	(3,110)	687

RIGETTI COMPUTING, INC.

Reconciliation of Net Loss to Non-GAAP Net Loss and Calculation of Non-GAAP Net Loss per share attributable to common stockholders -basic and Non-GAAP Net Loss per share attributable to common stockholders-diluted

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP Measure)	$(3,137)	$(200,968)	$(22,634)	(198,003)
Excluding:
Stock-based compensation expense	7,960	4,299	20,870	12,027
Change in fair value of derivative warrant liabilities	(25,291)	181,955	(49,386)	149,250
Change in fair value of earn-out liabilities	—	4,062	—	(2,518)
Non-GAAP Net loss	$(20,468)	$(10,652)	$(51,150)	$(39,244)
Net loss per share attributable to common stockholders-basic (GAAP Measure)	$(0.01)	$(0.62)	$(0.07)	$(0.65)
Net loss per share attributable to common stockholders – diluted (GAAP Measure)	$(0.08)	$(0.62)	$(0.21)	$(0.65)
Non-GAAP Net loss per share attributable to common stockholders -basic	$(0.06)	$(0.03)	$(0.15)	$(0.13)
Non-GAAP Net loss per share attributable to common stockholders –diluted	$(0.06)	$(0.03)	$(0.15)	$(0.13)
Weighted average shares used to compute net loss per share attributable to common stockholders -basic	336,411	325,024	333,911	302,807
Weighted average shares used to compute net loss per share attributable to common stockholders -diluted	338,913	325,024	337,049	302,807